                                                                   Exhibit 10.20

                  THIS AGREEMENT made this 29th day of May, 2001, by and between MACKEN ASSOCIATES, a California Limited Partnership, ("Optionor") and DEPOSITION SCIENCES, INCORPORATED, an Ohio Corporation, being a wholly owned subsidiary of Advanced Lighting Technologies, Inc., ("ADLT") ("Optionee").

                                    RECITALS:

                           The parties hereto entered into an Option Agreement
                  on March 2, 2001, whereby Optionor granted to Optionee an exclusive option to purchase certain real property commonly known as 3300 Coffey Lane, Santa Rosa, California, and also known as Assessor Parcel No. 034-011-074 (the "Property"). The parties wish to modify the option as hereinafter set forth.

                  NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

         1. That portion of Section 1.5 reading: "and/or offset against Rent as provided for in the Lease" is hereby deleted.

         2.       Section 1.5 shall hereinafter read in its entirety as follows:

                  "1.5 NON-REFUNDABILITY OF OPTION CONSIDERATION. The Option Fee, when released from escrow to Optionor, pursuant to Section 1.3 of this Agreement and all other consideration for this Option shall be nonrefundable, but shall be credited against the Purchase Price of the Property, as defined in
Section 2.2 of this Agreement. The foregoing notwithstanding, in the event Optionee exercises its Option and Optionor is unable to deliver title to the Property, in the manner required by Section 2.6 or one of Optionee's conditions set forth in Section 2.7 is not satisfied, the Option Fee shall be refunded to Optionee. Optionor's obligation to refund the Option Fee shall be secured by a deed of trust encumbering the Property which deed of trust be a second lien on the Property, shall be subordinated to the deed of trust hereinafter executed by Trustor as provided in section 1.3 hereof and shall not be delivered to Optionee or recorded until the conditions provided for in Section 1.3(ii) hereof have been satisfied. In the event the conditions provided for in Section 1.3 are not satisfied, then the deed of trust shall be returned to Optionor by the Escrow Holder. The parties acknowledge and agree they are concurrently executing a "Lease Agreement" with respect to the Property and that all rent and other consideration payable to Optionor pursuant to that agreement represents the fair rental value for the Property and shall not be in any way refundable or applied to the Purchase Price."

         3.       Section 2.6 shall hereinafter read in its entirety as follows:

                  "CONDITIONS OF TITLE. The Property shall be conveyed to Optionee by Optionor by standard form Grant Deed subject only to (a) a lien to secure payment of real estate taxes and assessments, not delinquent; (b) the lien of supplemental taxes, not delinquent; (c) that certain deed of trust given by Optionor for the benefit of Optionee securing Optionor's obligation to refund of the Option Fee as provided for in Section 1.5 here, and (d) exceptions 4, 5, 6, 7, and 8 as set forth on Exhibit "C" hereto. Except for the refinancing provided for in Section 1.3(ii), and the deed of trust to secure Optionor's obligation to refund the Option Fee, Optionor agrees not to further encumber the Property."

         4. Except as herein otherwise expressly provided, the parties hereby ratify and reaffirm all of the terms, covenants, and conditions contained in said Option Agreement of March 2, 2001.

                  IN WITNESS WHEREOF, the parties hereto have executed this amendment as of the day and year first hereinabove written.

                                   MACKEN ASSOCIATES,
                                   A California Limited Partnership

                                   By /S/ JOHN MACKEN
                                      -----------------------------------------
                                            John Macken

                                   DEPOSITION SCIENCES, INCORPORATED,
                                   An Ohio Corporation

                                   By /S/ LEE BARTOLOMEI
                                     ------------------------------------------


                                   Page 2 of 2